U.S. $100,000,000(*)
                     Illinois Central Railroad Company
                        Medium-Term Notes, Series A

                          DISTRIBUTION AGREEMENT


                                                      May 1, 1995

Lehman Brothers Inc.
Salomon Brothers Inc
Smith Barney Inc.
c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York  10285

Dear Sirs:

   Illinois Central Railroad Company, a Delaware corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") (which terms shall, for all purposes of this Agreement, include Lehman Government Securities Inc.) with respect to the issuance and sale by the Company of up to an aggregate of $ 100,000,000* in gross proceeds of its Medium-Term Notes, Series A (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of April 1, 1995 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and The First National Bank of Boston, as trustee (the "Trustee").

- ------------------------
 (*) Or the U.S. dollar equivalent in certain specified foreign currencies or currency units.


   The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

   Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly on its own behalf, the Company hereby (i) appoints each of the Agents as the agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with
Section 2(e) hereof.

   Section 1. Representations and Warranties.

   The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

   (a) A registration statement on Form S-3 (Registration No. 33-58547) with respect to the Notes (i) has been prepared by the Company in conformity with the requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the U.S. Securities and Exchange Commission (the "Commission") thereunder,
(ii) has been filed by the Company with the Commission under the Securities Act and (iii) has become effective under the Securities Act. As provided in
Section 4(b), a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein will be prepared and filed pursuant to Rule 424 under the Securities Act. In addition, a preliminary prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof, and the other matters set forth therein may also be prepared and filed pursuant to Rule 424 under the Securities Act. Such prospectus supplement, in the form filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement", and any such preliminary prospectus supplement in the form filed after the date hereof pursuant to Rule 424 is hereafter referred to as the "Preliminary Prospectus Supplement". Any prospectus accompanied by a Preliminary Prospectus Supplement is hereinafter referred to, collectively with such Preliminary Prospectus Supplement, as a "Preliminary Prospectus." The registration statement referred to in this Section 1(a), as amended at the time of the applicable Representation Date, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement or the Pricing Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual or interim report of the Company or other documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement, and no stop-order has been initiated or threatened by the Commission.

   (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission under such acts and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company makes no representation or warranty as to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (the "Form T-1") under the Trust Indenture Act of The First National Bank of Boston, Trustee under the Indenture or information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein.

   (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   (d) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Purchase Agreement (if any) and perform its obligations hereunder and thereunder; each of this Agreement and the Purchase Agreement (if any) has been duly authorized, executed and delivered by the Company, constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

   (e) Neither the Company nor any of its subsidiaries (as defined in Rule 405 of the Rules and Regulations) is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company or the Company and its subsidiaries, taken as a whole; the execution, delivery and performance of this Agreement and each applicable Purchase Agreement, if any, and compliance by the Company with the provisions of the Indenture and the Notes will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a material default under, any material agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule, or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their respective properties; and except as required by the Securities Act, the Trust Indenture Act, the Interstate Commerce Act, and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency in the United States (including any state regulatory agency having jurisdiction over the Company or any of its subsidiaries), which has not been made or obtained, is required for the execution, delivery and performance of this Agreement or each applicable Purchase Agreement, if any, or compliance with the provisions of the Indenture and the Notes by the Company.

   (f) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Prospectus; and since such date, there has not been any change in the capital stock or long term debt of the Company except as described in the Registration Statement and the Prospectus.

   (g) Arthur Andersen LLP, whose reports appear in the Registration Statement and the Prospectus or are incorporated by reference therein, are independent public accountants as required by the Securities Act and the Rules and Regulations.

   (h) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; the Notes have been duly authorized by the Company, and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement, and the Notes have been duly executed, authenticated, issued and delivered against payment therefor as provided herein and the Indenture, the Notes will be duly executed, duly authenticated, duly issued and delivered by the Company, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms and the terms of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

   (i) The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; all of the outstanding shares of capital stock of each of the Company's subsidiaries are validly issued and outstanding, fully paid and non-assessable and, except as described in the Registration Statement and the Prospectus, are owned, directly or indirectly, by the Company free and clear of all liens, claims, or encumbrances; and none of the subsidiaries of the Company is a "significant subsidiary" as such term is defined in the Rules and Regulations.

   (j) Except as described in the Registration Statement and the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any material adverse change in the business, properties, financial condition, results of operations or prospects of the Company or of the Company and its subsidiaries taken as a whole, or which could reasonably be expected to adversely affect the consummation of the transactions contemplated hereby.

   (k) Except as otherwise disclosed therein, the financial statements filed as part of the Registration Statement or included or incorporated by reference in any Preliminary Prospectus or the Prospectus present, and as of the applicable Representation Date will present, fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and the audited consolidated financial statements included therein have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

   (l) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

   (m) There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Securities Act or the execution by the Company of this Agreement or each applicable Purchase Agreement, if any, have the right to request or demand that the Company register under the Securities Act securities held by them.

   Section 2. Solicitations as Agent; Purchases as Principal

   (a) Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the exclusive agents of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Except as otherwise provided herein, so long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of each such Agent, solicit or accept offers to purchase Notes otherwise than through one of the Agents provided, however, the Company expressly reserves the right to sell Notes directly to investors, in which case the Agents shall not receive any commission with respect to such sale. The Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

   (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law to close in The City of New York and (ii) The New York Stock Exchange, Inc. is closed for trading.

       Upon receipt of notice from the Company as contemplated by Section 3(d) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(d) and shall have advised such Agent that such solicitation may be resumed.

   (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in accordance with the schedule relating to each series of Notes set forth in Exhibit A hereto.

   (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

       No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

   (e) Purchases as Principal. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if any Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5 hereof.

   (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

   (g) Delivery of Documents.  The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

   Section 3. Covenants of the Company

   The Company agrees to furnish promptly to Simpson Thacher & Bartlett, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and, in connection with each offering of Notes, the Company further agrees:

   (a) Delivery of Signed Registration Statement and Other Documents. To deliver promptly to each Agent and counsel to the Agents such number of conformed copies of the Registration Statement as originally filed and each amendment thereto (in each case excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement) and of each Preliminary Prospectus, the Prospectus and any documents incorporated by reference in the Preliminary Prospectus or Prospectus (excluding exhibits thereto) and any amended or supplemented Prospectus, as each Agent and counsel to the Agents may request;

   (b) Commission Filings. To prepare a Prospectus Supplement relating to the Notes in a form approved by the Agents and to file the Prospectus, including the Prospectus Supplement, promptly with the Commission pursuant to Rule 424(b)(1) or, if consented to by the Agents pursuant to Rule 424(b)(4) and, during any Marketing Period, (i) to file any amendment to the Registration Statement or any supplement to the Prospectus, (ii) to file under the Exchange Act any document incorporated by reference in the Prospectus that may, in the reasonable judgment of the Company or the Agents, be required by the Securities Act or requested by the Commission and (iii) to file promptly with the Commission all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus;

   (c) Copies of Filings with Commission. Prior to filing with the Commission during any Marketing Period any amendment to the Registration Statement, supplement to the Prospectus, any document incorporated by reference in the Prospectus, or to filing any Prospectus pursuant to Rule 424(b)(1), (b)(3) or
(b)(4) of the Rules and Regulations, to furnish a copy thereof to the Agents and counsel for the Agents and obtain the consent of the Agents to the filing;

   (d) Notice to Agent of Certain Events. To advise the Agents and counsel to the Agents promptly (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus or any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating accorded the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, or any public announcement that any such organization has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's debt securities as soon as the Company learns of such downgrading, proposal to downgrade or public announcement and (vi) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

   (e) Stop Orders. If, during any Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or Prospectuses, or if the qualification of the Notes for sale in any jurisdiction shall be suspended, to make every reasonable effort to obtain the lifting of that order or suspension at the earliest possible time;

   (f) Earnings Statements. As soon as practicable, but not later than 16 months after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders and to the Agents an earning statement of the Company and its subsidiaries, conforming with the requirements of Section 11(a) of the Securities Act, covering a period of at least 12 months beginning on the first day of the first fiscal quarter of the Company commencing after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance;

   (g) Copies of Reports, Releases and Financial Statements. For a period of three years after the applicable Representation Date, to furnish to the Agents copies of all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or quotation system upon which its Common Stock may be listed pursuant to the requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

   (h) Blue Sky Qualifications. Promptly from time to time to take such action as the Agents may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes;

   (i) Holdback. Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Company will not offer or sell, or enter into any agreement to sell, any of its debt securities, other than borrowings under the Company's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper;

   (j) Use of Proceeds. To apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Prospectus.

   (k) Revisions to Prospectus - Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Agents, be required by the Act or requested by the Commission.

   (l) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and to file such Pricing Supplement pursuant to Rule 424 under the Act with the Commission.(*)

(*) If clause (b)(3) of Rule 424 is applicable, such filing shall be made no later than the fifth business day following the earlier of the date of determination of the settlement information described below or the date such Pricing Supplement is first used. If clause (b)(2) or (b)(5) of Rule 424 is applicable, such filing shall be made no later than the second business day following the earlier of the date of determination of the settlement information or the date such Pricing Supplement is first used.

   Section 4. Payment of Expenses

   The Company will pay:

     (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection,

    (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto,

   (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act,

    (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents,

     (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Company, and their respective counsel,

    (vi) the costs and fees in connection with the listing of the Notes on any securities exchange,

   (vii) the cost and fees in connection with any filings with the National Association of Notes Dealers, Inc.,

  (viii) the fees and disbursements of counsel to the Company and counsel to the Agents,

    (ix) the fees paid to rating agencies in connection with the rating of the Notes,

     (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(h) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including fees and expenses of counsel for the Agents in connection therewith),

    (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company, and

   (xii) all other costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of the Company's obligations under this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

   Section 5. Conditions of Obligations of Agent

   The obligation of the Agents, as the agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

   (a) Registration Statement. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(l) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or any document incorporated by reference therein) without the consent of the Agents.

   (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(h) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

   (c) No Material Omissions or Untrue Statements. No Agent shall have discovered and disclosed to the Company that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

   (d) Legal Matters Satisfactory to Counsel. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, each Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters, and counsel to the Agents shall have furnished the Agents their favorable opinion with respect to such matters and such additional matters as the Agents may reasonably request.

   (e) Opinions of Company Counsel. At the Closing Date, the Agents shall have received (1) the opinion, addressed to the Agents and dated the Closing Date, of Davis Polk & Wardwell, outside counsel of the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

         (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation;

        (ii) The Company has all necessary corporate power to execute and deliver this Agreement and the Purchase Agreement (if any) and to perform its obligations hereunder and thereunder;

       (iii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, when executed by the Trustee, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing;

        (iv) The Notes have been duly authorized, and assuming due execution, authentication and delivery of the Notes in accordance with the provisions of the Indenture and delivery of and payment for the Notes in accordance with this Agreement and the Purchase Agreement (if any), will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing;

         (v) The Notes and the Indenture conform in all material respects to the statements concerning them in the Registration Statement and the Prospectus;

        (vi) The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations has been made within the time period required by Rule 424(b) of the Rules and Regulations; and no stop-order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the knowledge of such counsel, threatened by the Commission;

       (vii) The Registration Statement and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel are not called upon to express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder, and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

      (viii) The statements made in the Prospectus under the captions "Description of Securities" and "Description of Notes", insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by the Form S-3; and

        (ix) Each of this Agreement and the Purchase Agreement (if any) has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement and the Purchase Agreement (if any), and the compliance by the Company with the provisions of the Indenture and the Notes, will not conflict with or result in a violation of the corporate charter or by-laws of the Company, or any law, rule or regulation or to such counsel's knowledge without independent investigation, conflict with or result in the violation of any order or determination of any arbitrator, court or governmental agency having jurisdiction over the Company or any of the Company's subsidiaries the effect of which would be material and adverse to the Company and its subsidiaries taken as a whole. Except as required by the Securities Act, the Trust Indenture Act, applicable state securities laws or the Interstate Commerce Act, no consent, authorization or order of, or filing or registration with, any court or governmental agency in the United States, which has not been made or obtained, is required for the execution, delivery and performance of this Agreement and the Purchase Agreement (if any), and compliance with the provisions of the Indenture and the Notes by the Company.

       In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such counsel shall also have furnished to the Agents a statement, addressed to the Agents, dated the Closing Date to the effect that
(i) such counsel has acted as counsel to the Company only in connection with the preparation of the Registration Statement and (ii) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that (x) the Registration Statement (other than the financial statements and related schedules therein, as to which such counsel are not called upon to express a belief), as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as aforesaid), as amended and supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Notes Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus under the captions "Description of Securities" and "Description of Notes" insofar as such statements relate to the Notes and concern legal matters. The foregoing opinion and statement may also be qualified by a statement to the effect that such counsel has rendered no opinion with respect to the United States Interstate Commerce Act and has relied, without independent investigation, upon the opinion of Hopkins & Sutter dated the Closing Date as to the matters set forth therein;

(2) The opinion, addressed to the Agents and dated the Closing Date, of Ronald Lane, General Counsel of the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

         (i) The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in all jurisdictions in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure so to qualify would not have a material adverse effect upon the Company or the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Prospectus except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole. All the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and are owned directly by the Company or a wholly-owned subsidiary of the Company and, except as described in the Registration Statement and Prospectus, are free and clear of any lien, claim, encumbrance, restriction, preemptive rights or any other claim of any third party known to such counsel;

        (ii) The Indenture has been duly authorized, executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act and is a valid and binding instrument of the Company and is enforceable against the Company in accordance with its terms;

       (iii) The Notes have been duly authorized, and assuming due execution, authentication and delivery of the Notes in accordance with the provisions of the Indenture and delivery of and payment for the Notes in accordance with this Agreement and each applicable Purchase Agreement (if any), will be validly issued and binding obligations of the Company, entitled to the benefits of the Indenture and are enforceable against the Company in accordance with their terms;

        (iv) The Notes and the Indenture conform in all material respects to the statements concerning them in the Registration Statement and the Prospectus;

         (v) There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened to which the Company or any of its subsidiaries is a party, which would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, or which are required to be disclosed in the Registration Statement or the Prospectus and which are not disclosed and correctly summarized therein;

        (vi) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

       (vii) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or, to the best of such counsel's knowledge, in default under any material agreement, indenture or instrument, the effect of which would be material and adverse to the Company and its subsidiaries, taken as a whole;

      (viii) Each of this Agreement and the Purchase Agreement (if any) has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and the Purchase Agreement (if any) and compliance by the Company with the provisions of the Indenture and the Notes will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument binding upon the Company and known to such counsel, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property, the effect of which would be material and adverse to the Company and its subsidiaries, taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency, which has not been made or obtained, is required for the execution, delivery and performance of this Agreement and the Purchase Agreement (if any), and compliance with the provisions of the Indenture and the Notes by the Company, except such as may be required by the Securities Act, state securities laws or the Interstate Commerce Act; and

        (ix) The execution and delivery of this Agreement and the Purchase Agreement (if any) do not conflict with, or constitute a violation of, any order, rule or regulation of the Illinois Commerce Commission and no consent, authorization or order of, or filing or registration with, the Illinois Commerce Commission is required for the performance by the Company of this Agreement and the Purchase Agreement (if any).

       In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Illinois and the General Corporation Law of Delaware. Such counsel shall also have furnished to the Agents a statement, addressed to the Agents, dated the Closing Date to the effect that (x) such counsel has acted as counsel to the Company on a regular basis and has acted as counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead him to believe that the Registration Statement, as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus under the captions "Description of Securities" and "Description of Notes" insofar as such statements relate to the Notes and concern legal matters. The foregoing opinion and statement may also be qualified by a statement to the effect that such counsel has rendered no opinion with respect to the United States Interstate Commerce Act and has relied, without independent investigation, upon the opinion of Hopkins & Sutter dated the Closing Date as to the matters set forth therein; and

(3) The opinion, addressed to the Agents and dated the Closing Date, of Hopkins & Sutter, as special counsel to the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

         (i) The execution, delivery and performance of this Agreement and the Purchase Agreement (if any) will not conflict with or result in a violation of any order, rule or regulation of the Interstate Commerce Commission or the Department of Transportation and no consent, authorization or order of, or filing or registration with, the Interstate Commerce Commission or the Department of Transportation, except the Notice of Exemption filed April 3, 1995 with the Interstate Commence Commission (Finance Docket No. 32687) is required for the issuance, sale and delivery of the Notes or the consummation by the Company of the transactions contemplated by this Agreement and the Purchase Agreement (if any).

       Such counsel may note in its opinion that the exemption pursuant to the Notice is subject to petitions for reconsideration, reopening or revocation to, or a stay of effectiveness by, the Interstate Commerce Commission and review by the United States Courts of Appeal, but, to the knowledge of such counsel, no petition for reconsideration, reopening or revocation or petition for review has been filed, and no stay of effectiveness has been issued, as of the Closing Date. Such counsel may state that it believes that the Company would be able to successfully defend the exemption pursuant to the Notice if any such petition is filed.

   (f) Officers' Certificate. The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and by the Vice President and Chief Financial Officer stating that:

         (i)  The representations, warranties and agreements of the Company in
   Section 1 hereof are true and correct as of the Closing Date; the Company has complied with all its agreements contained herein; and the conditions on its part to be fulfilled prior to the Closing Date set forth herein have been fulfilled;

        (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

       (iii) They have carefully examined the Registration Statement and the Prospectus and, in their judgment, (A) as of the Effective Date, neither the Registration Statement nor the Prospectus included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since such date, no event has occurred which should have been set forth in the Prospectus or a supplement thereto or amendment thereof which has not been set forth in such a supplement or amendment.

   (g) Accountant's Letter. The Company shall have furnished to the Agents on the Closing Date a letter of Arthur Andersen LLP, addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, covering such specified financial statement items and procedures as the Agents may reasonably request and in form and substance satisfactory to the Agents.

   (h) Additional Conditions. There shall not have occurred: (a) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (b) any public announcement that any such organization has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, (c) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, The American Stock Exchange, the Chicago Board Options Exchange or the over-the-counter market or the establishment of minimum prices on one or more of such exchanges or such market by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (d) a banking moratorium declared by United States federal or New York State authorities, (e) any outbreak or escalation in hostilities involving the United States or a declaration of a national emergency or war by the United States, (f) any material adverse change in national or international political, financial or economic conditions, national or international equity markets or currency exchange rates or controls as to make it, in the judgment of the Agents, inadvisable or impracticable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be, or (g)(i) the Company or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be.

   All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are exactly in the form set forth above and, if not, or if no particular form is set forth above, only if they are in form and substance satisfactory to counsel for the Agents.

   Section 6. Additional Covenants of the Company.

   The Company covenants and agrees that:

   (a) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

   (b) Subsequent Delivery of Officers' Certificates. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall submit to the Agents a certificate, (i) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 5(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

   (c) Subsequent Delivery of Legal Opinions. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this
Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinions of the counsel the Company specified in Section 5(e) hereof, each addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinions referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, each such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

   (d) Subsequent Delivery of Accountant's Letters. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information, each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information, the Company shall cause Arthur Andersen LLP (or other independent accounts of the Company acceptable to the Agents) to furnish the Agents, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same effect as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

   (e) Opinion on Settlement Date. On any settlement date for the sale of Notes, the Company shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with written opinions of the counsel to the Company set forth in Section 5(e) hereof, each dated such settlement date, in form satisfactory to such Agent, to the effect set forth in Section 5(e) hereof, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

   Section 7. Indemnification and Contribution

   (a) The Company shall indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or the Registration Statement or Prospectus as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and each such controlling person promptly upon demand for any legal and other expenses reasonably incurred by that Agent or controlling person in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided however that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, made in reliance upon and in conformity with information furnished in writing to the Company through the Representatives by or on behalf of any Agent specifically for inclusion therein; and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Agent or any person controlling an Agent on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Agent if that Agent failed to send or give a copy of the Prospectus (or the Prospectus as amended or supplemented) to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure resulted from non-compliance by the Company with Section 4(b) hereof. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no Agent shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom such Agent had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or any controlling person of that Agent.

   (b) Each Agent severally, and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of that Agent specifically for inclusion therein, and shall reimburse the Company, or any such director or officer or controlling person promptly upon demand for any legal and other expenses reasonably incurred by the Company, or any such director or officer or controlling person in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company, or any such director, officer or controlling person.

   (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from its obligations hereunder, except to the extent that the indemnifying party is materially prejudiced by such failure to notify, or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable investigation, provided, however, that the Representatives shall have the right to employ counsel to represent the Agents and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section 7 if, in the reasonable judgment of the Agents, it is advisable for the Agents and such controlling persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Except as provided above, it is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiffs, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel with respect to any proceeding, the indemnifying party agrees that it shall be liable for any settlement of any such proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

   (d) If the indemnification provided for in this Section 7 shall be for any reason unavailable or insufficient to hold the indemnified party harmless, then each indemnifying party, with respect to its obligations as provided in
Section 7(a) or 7(b), shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agent on the other hand with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the sale of the Notes (before deducting expenses) received by the Company bear to the total commissions received such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d) and subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public was offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   Section 8. Status of each Agent

   In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

   Section 9. Representations, Warranties and Obligations to Survive Delivery

   The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

   Section 10.Termination

   This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), 3(b), 3(f), 3(g), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

   Section 11.Sales of Notes Denominated in a Foreign Currency and Indexed
              Notes

   If at any time the Company and any of the Agents shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. Dollars, which other currency may include a composite currency, or with respect to which an index is used to determine the amounts of payments of principal and any premium or interest, the Company and any such Agent shall execute and deliver an Amendment (a "Foreign Currency Amendment" or "Indexed Note Amendment," as the case may be) in the form attached hereto as Exhibit D. Such amendment shall establish, as appropriate additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Notes covered thereby. The Agents are authorized to solicit offers to purchase Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Company shall agree to any sales of such Notes (whether offered on an agency or principal basis), only in a minimum aggregate amount of $2,500,000.

   Section 12.Notices

   Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to it as follows: Lehman Brothers, 3 World Financial Center, New York, New York 10285-1200, Attention: Medium Term Note Department, 12th Floor; Telephone No.: (212) 528-1718; Telecopy No.: (212) 526-2040; Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention: Medium-Term Note Group, Telephone No.: (212) 783-6848, Telecopy No.: (212) 783-2274; and Smith Barney Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: MTN Product Management-Mark Meyer, Telephone No.: (212) 723-5123, Telecopy No.: (212) 723-8854; notices to the Company shall be directed to it as follows: Illinois Central Railroad Company, 455 North Cityfront Plaza Drive, Chicago, Illinois 60611, Attention:
Douglas A. Koman, Telephone No.:  (312) 755-7935, Telecopy No.:  (312)
755-7917.

   Section 13.Binding Effect; Benefits

   This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Agents contained in
Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

   Section 14.Governing Law; Counterparts

   This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

   Section 15.Paragraph Headings

   The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

       If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                      Very truly yours,

                                      Illinois Central Railroad Company



                                      By:
                                         -------------------------------
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

Lehman Brothers Inc.



By:
   -------------------------------------


Salomon Brothers Inc



By:
   -------------------------------------



Smith Barney Inc.



By:
   -------------------------------------

                                                                     Exhibit A
                     Illinois Central Railroad Company
                        Medium-Term Notes, Series A
                           SCHEDULE OF PAYMENTS

   The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of
Notes:

                     Term                          Commission Rate

9 months to less than 12 months                        0.125%

12 months to less than 18 months                       0.150%

18 months to less than 2 years                         0.200%

2 years to less than 3 years                           0.250%

3 years to less than 4 years                           0.350%

4 years to less than 5 years                           0.450%

5 years to less than 6 years                           0.500%

6 years to less than 7 years                           0.550%

7 years to less than 10 years                          0.600%

10 years to less than 15 years                         0.625%

15 years to less than 20 years                         0.650%

20 years to 30 years                                   0.750%




                                                                     EXHIBIT B


                       Illinois Central Railroad Company
                          Medium-Term Notes, Series A
                           Administrative Procedures


            Medium-Term Notes, Series A, due from nine months to 30 years from date of issue (the "Notes") may be offered on a continuing basis by Illinois Central Railroad Company (the "Company"). Lehman Brothers, Salomon Brothers Inc and Smith Barney Inc., as agents (each an "Agent" and collectively, the "Agents"), have each agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated May 1, 1995 (as it may be supplemented or amended from time to time, the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued pursuant to an Indenture, dated as of April 1, 1995 (as it may be amended or supplemented from time to time, the "Indenture"), between the Company and The First National Bank of Boston, as trustee (the "Trustee"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "Commission"). Unless otherwise noted, terms not defined herein shall have the same meaning as in the Prospectus Supplement relating to the Notes (the "Prospectus") and in the Distribution Agreement. Special administrative procedures for Multi-Currency Notes and for Global Securities for Book-Entry Notes follow these administrative procedures.

            Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasury Department. Administrative procedures for the offering are explained below.

Price to Public

            Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

Date of Issuance

            Each Note will be dated and issued as of the date of its authentication by the Trustee.

Maturities

            Each Note will mature on a Business Day selected by the initial purchaser and agreed upon by the Company, such date being at least nine months but not more than 30 years from the date of issuance. Each Floating Rate Note will mature on an Interest Payment Date (as defined below).

Registration

            Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note. Certificated Notes may be presented for registration of transfer or exchange at the Company's New York agency office.

Denominations

            Unless otherwise indicated in the applicable Pricing Supplement, Notes (other than Book-Entry Notes) will be issued and payable in U.S. dollars in the denomination of $100,000 and integral multiples of $1,000 in excess thereof.

Interest Payments

            Unless otherwise specified in the applicable Pricing Supplement, each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from its issue date at the annual rate stated on the face thereof, payable semi-annually on January 15 and July 15 of each year (each an "Interest Payment Date" with respect to such Fixed Rate Note) and at Maturity.

            Special provisions are set forth in a supplement to the Prospectus relating to Notes bearing interest at a rate or rates determined by reference to an interest rate formula (the "Floating Rate Notes") stated on the face thereof, payable in arrears on such dates as are specified therein (each an "Interest Payment Date" with respect to such Floating Rate Note).

            Interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months. Interest will be payable to the person in whose name such Note is registered at the close of business on each of January 1 or July 1 (whether or not a Business Day) (the "Regular Record Dates") next preceding the respective Interest Payment Date. Any payment of principal and interest on such Note required to be paid on an Interest Payment Date or at Maturity which is not a Business Day shall be postponed to the next day which is a Business Day. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date. All interest payments, excluding interest payments made at Maturity, will be made by check mailed to the person entitled thereto as provided in the supplement to the Prospectus relating to the Notes, or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, the holder of $10 million or more in aggregate principal amount of Notes with the same Interest Payment Date shall upon written request be entitled to receive payments of interest (other than at Stated Maturity or upon redemption) by wire transfers to an account maintained by such holder with a bank located in the United States.

            On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount of the interest payments to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company's Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

Acceptance and Rejection of Offers

            The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.

Settlement

            The receipt of immediately available funds in U.S. Dollars by the Company in the City of New York in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; provided, however, that the Company will so notify the Trustee of any such later date on or before the Business Day immediately prior to the Settlement date.

Settlement Procedures for Certificated Notes

            In the event of a purchase of Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement. In the Event of the sale of a Multi-Currency Note or an Indexed Note, additional or different Settlement details may be set forth in the applicable Amendment to be entered into between the Agent and the Company pursuant to the Distribution Agreement.

            Settlement procedures with regard to each Note sold through each Agent shall be as follows:

            A. Such Agent will advise the Company by telex or facsimile of the following Settlement information:

                  1. Exact name in which the Note is to be registered ("Registered Owner").

                  2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

                  3. Taxpayer identification number of the Registered Owner (if available).

                  4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

                  5.    Settlement date (Original Issue Date).

                  6.    Stated Maturity.

                  7.    Issue Price.

                  8.    Trade Date.

                  9. Specified Currency and whether the option to elect payments in a Specified Currency applies and if the Specified Currency is not U.S. Dollars, the authorized denominations.

                  10.   Interest rate:

                        (a)   Fixed Rate Notes:

                                   i) interest rate
                                  ii) overdue rate, if any

                        (b)   Floating Rate Notes:

                                   i) Interest Rate Basis (e.g., Commercial
                                      Paper Rate)
                                  ii) Initial Interest Rate
                                 iii) Spread or Spread Multiplier, if any
                                  iv) Interest Reset Dates
                                   v) Index Maturity
                                  vi) maximum and minimum interest rates, if
                                      any
                                 vii) overdue rate, if any

                        (c)   Indexed Notes

                              The applicable terms thereof

                  11.   Interest Payment Date(s) and Interest Payment Period.

                  12. Optional Interest Reset Date, if any, and Subsequent Interest Period, if any.

                  13. Extension Period, if any, and Final Maturity Dates, if any.

                  14. The date on or after which the Notes are redeemable at the option of the Company or repurchasable by the Company at the option of the holder, and additional redemption or repurchase provisions, if any.

                  15.   Amortization schedule, if any.

                  16.   Wire transfer information, if applicable.

                  17. Agent's Commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

                  18. Whether such Certificated Note is issued at an original issue discount ("OID"), and, if so, the total amount of OID, the yield to maturity and the initial accrual period of OID.

            B. The Company will confirm the above Settlement information to the Trustee by telex or facsimile. If the Company rejects an offer, the Company will promptly notify such Agent by telephone.

            C. The Trustee will assign a Note number to the transaction and will complete the first page of the preprinted 4-ply Note packet, the form of which was previously approved by the Company, the Agents and the Trustee.

            D. The Trustee will deliver the Note (with the attached white confirmation) and the yellow and blue stubs to the Agent. Such Agent will acknowledge receipt of the Note by completing the yellow stub and returning it to the Trustee.

            E. Such Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Note, less the applicable commission or discount, if any.

            F. Such Agent will deliver the Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Note. Such Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes, delivery of the Note and the confirmation and payment by the purchaser for the Note.

            G. Such Agent will obtain the acknowledgement of receipt for the Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

            H.    The Trustee will mail the pink stub to the Company's
      Treasurer.


Settlement Procedures Timetable

            For offers accepted by the Company, Settlement procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:

Settlement
Procedure                     Time (New York)

         A                    5:00 PM on date of order
         B                    3:00 PM on the Business Day prior to Settlement
                                date
         C-D                  12 noon on the Settlement date
         E                    2:15 PM on the Settlement date
         F-G                  3:00 PM on the Settlement date
         H                    5:00 PM on Business Day after the Settlement date

Failure

            In the event that a purchaser of a Note shall either fail to accept delivery of or make payment for such Note on the date fixed by the Company for Settlement, such Agent will immediately notify the Trustee and the Company's Treasurer by telephone, confirmed in writing, of such failure and return the Note to the Trustee. Upon the Trustee's receipt of the Note from the Agent, the Company will promptly return to the Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Note pursuant to advances made by the Agent. Such returns will be made on the Settlement date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement date. The Company will reimburse such Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the
Note in respect of which the default occurred, the Trustee will mark the Note "cancelled", make appropriate entries in its records and deliver the Note to the Company with an appropriate debit advice. Such Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.

Redemption

            Except as otherwise specified in the applicable Pricing Supplement and on the Notes, the Notes will not be redeemable prior to their Stated Maturity. If so specified in a Pricing Supplement and on the Note, such Note will be subject to redemption by the Company, at any time on or after the date set forth on such supplement and the Note, in whole or from time to time in part, at the option of the Company, at the redemption price, together with interest accrued thereon on the date of redemption.

            Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of redemption, to each holder of Notes to be redeemed, in the manner and in accordance with the Indenture. In the event of redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

Maturity

            Upon presentation of each Note at Maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest through the date of redemption. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

Procedures for Establishing the Terms of the Notes

            The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms and communicated with the Company, if the Company accepts an offer to purchase Notes upon such terms, the Company will prepare a Pricing Supplement, in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from such Agent, will arrange to electronically transmit for filing with the SEC under the EDGAR system a copy of such Pricing Supplement (together with the Prospectus, if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Agent who presented such offer. See "Delivery of Prospectus." No settlements with respect to Notes upon such terms may occur prior to such filing and such Agents will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

            If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted". Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company plans to accept an offer at the posted rate, the Company will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Agents, will arrange to electronically transmit for filing with the SEC under the EDGAR system a copy of such Pricing Supplement (together with the Prospectus if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Agent who presented such offer. See "Delivery of Prospectus." No settlements at the posted rates may occur prior to such filing and the Agents will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

Suspension of Solicitation; Amendment or Supplement

            In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus

            A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or simultaneously with the earlier of the delivery of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the applicable Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable such Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered to:

If to Lehman Brothers Inc.:

By facsimile delivery to:

Lehman Brothers Inc.
c/o ADP
Prospectus Services
536 Broad Hollow Road
Melville, New York  11747
Attention:  Mike Ward
Telephone:  (516) 254-7106
Facsimile:  (516) 249-7492

with a copy by hand to:

Lehman Brothers Inc.
3 World Financial Center, 9th Floor
New York, New York  10285-0900
Attention:  Brunnie Vazquez
Telephone:  (212) 526-8400

If to Salomon Brothers Inc:

8800 Hidden River Parkway
Tampa, Florida  33637
Attention:  Enrique Castro
Telephone:  (813) 558-7165
Facsimile:  (813) 558-4123

If to Smith Barney Inc.:

390 Greenwich Street, 4th Floor
New York, New York  10013
Attention:  Mark Meyer
Telephone:  (212) 723-5123
Facsimile:  (212) 723-8854

with a copy to:

Smith Barney Inc.
388 Greenwich Street
New York, New York  10105
Attention:  Adrienne Garofalo
Telephone:  (212) 816-7594
Facsimile:  (212) 816-7912

If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Trustee will make all such deliveries with respect to all Notes sold directly by the Company.

Authenticity of Signatures

            The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Advertising Costs

            The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.

                     SPECIAL ADMINISTRATIVE PROCEDURES
                         FOR MULTI-CURRENCY NOTES

            Unless otherwise set forth in an applicable Foreign Currency Amendment, the following procedures and terms shall apply to Multi-Currency Notes in addition to, and to the extent inconsistent therewith in replacement of, the procedures and terms set forth above.

Denominations

            The authorized denominations of any Multi-Currency Note will be the amount of the Specified Currency for such MultiCurrency Note equivalent, at the noon buying rate in the City of New York for cable transfers for such Specified Currency (the "Market Exchange Rate") on the first Business Day in the City of New York and the country issuing such currency (or in the case of ECUs, Brussels) next preceding the date on which the Company accepts the offer to purchase such Multi-Currency Note, to U.S.$100,000 (rounded down to an integral multiple of 10,000 units of such Specified Currency) and any greater amount that is an integral multiple of 10,000 units of such Specified Currency.

Currencies

            Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Multi-Currency Notes will be made in the applicable Specified Currency, provided, however, that payments of principal of (and premium, if any) and interest on MultiCurrency Notes denominated in other than U.S dollars will nevertheless be made in U.S. dollars (i) at the option of the Holders thereof under the procedures described below and (ii) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described below.

Payment of Principal and Interest

            If so specified in the applicable Pricing Supplement, except as provided in the next paragraph, payments of interest and principal (and premium, if any) with respect to any MultiCurrency Note will be made in U.S. dollars if the Holder of such Note on the relevant Regular Record Date or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its Corporate Trust Office on or prior to such Regular Record Date or the date 15 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form or facsimile transmission. Any such request made with respect to any Multi-Currency Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to such MultiCurrency Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date 15 days prior to Maturity, as the case may be. Holders of Multi-Currency Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

            The U.S. dollar amount to be received by a Holder of a Multi-Currency Note who elects to receive payments in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Currency Determination Agent (as defined below) as of noon New York City time on the third Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Multi-Currency Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the third Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any such Multi-Currency Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such MultiCurrency Note will be borne by the Holder thereof by deductions from such payment. Unless otherwise provided in the applicable Pricing Supplement, The First National Bank of Boston will be the Currency Determination Agent (the
"Currency Determination Agent") with respect to the Multi-Currency Notes.

Payment Currency

            If the principal of (and premium, if any) or interest on any Multi-Currency Note is payable in any currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Multi-Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the last date such Specified Currency was available (the "Conversion Date"). Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

            If payment in respect of a Note is required to be made in any currency unit (e.g., ECU) and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of such Multi-Currency Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date for such currency unit. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

            If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion, if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

Outstanding Multi-Currency Notes

            For purposes of calculating the principal amount of any Multi-Currency Note for any purpose under the Indenture, the principal amount of such Multi-Currency Note at any time outstanding shall be deemed to be the U.S. dollar equivalent at the Market Exchange Rate, determined as of the date of the original issuance of such Multi-Currency Note, of the principal amount of such Multi-Currency Note.

Details for Settlement of Multi-Currency Notes

            In addition to the Settlement information specified in "Settlement Procedures" above, the Agents shall communicate to the Company in the manner set forth in "Settlement Procedures" the following information:

            1.    Specified Currency.
            2.    Denominations.
            3. Wire transfer and overseas bank account information (if holder has elected payment in a Specified Currency).

Additional Obligations of the Company and the Agents

            (a) The Company or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in respect of the issue and purchase of Notes denominated in Japanese Yen.

            (b) The Company acknowledges that the terms of Notes denominated in Japanese Yen that will be issued will be limited to those which have been recognized by Japanese authorities.

            (c) Each Agent represents to and agrees with the Company that it will not offer or sell any Note directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese person during the period of 90 days from the issue date of such Note (which Note is denominated in Japanese Yen) or 180 days from the issue date of the Note (which Note is a Dual Currency Note, Reverse Dual Currency Note or Optional Dual Currency Note) and that thereafter it will not do so, except under circumstances which will result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole. Furthermore, in connection with the issuance of Notes denominated in Japanese Yen, the Company and you each agree to comply with all applicable laws, regulations and guidelines as amended from time to time of the Japanese governmental and regulatory authorities.


          SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


            Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC dated the date hereof and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of May 1, 1995, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

Issuance:                     On any date of settlement (as defined under
                              "Settlement" below) for one or more Fixed Rate
                              Book-Entry Notes, the Company will issue a single Global Security in fully registered form without coupons (a "Global Security") representing up to $100,000,000 principal amount of all of such Notes that have the same Original
                              Issue Date, interest rate and Stated Maturity.
                              Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing up to $100,000,000 principal amount of all of such Notes that have the same Original Issue
                              Date, Interest Rate Basis, Initial Interest
                              Rate, Interest Payment Period, Interest Payment
                              Dates, Index Maturity, Spread or Spread
                              Multiplier, if any, minimum interest rate (if any), maximum interest rate (if any), redemption provisions, if any, and Stated Maturity. Each
                              Global Security will be dated and issued as of the date of its authentication by the Trustee, as Trustee. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry
                              Notes or (ii) any Certificated Note or (iii) any
                              Multi-Currency or Indexed Note.

Identification
  Numbers: The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Trustee has or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Company and DTC such written list of 900 CUSIP numbers of such series. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Trustee shall deliver such additional CUSIP numbers to the Company and DTC.

Registration:                 Each Global Security will be registered in the
                              name of Cede & Co., as nominee for DTC, on the Security Register maintained under the
                              Indenture.  The beneficial owner of a Book-Entry
                              Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of a Book-Entry Note will be
                              accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Consolidation and
  Exchange:                   The Trustee may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same Original Issue Date, interest rate and Stated Maturity and with respect to which interest has been paid to the same date or
                              (B) Floating Rate Book-Entry Notes having the same Interest Rate Basis, Original Issue Date,
                              Initial Interest Rate, Interest Payment Dates,
                              Index Maturity, Spread or Spread Multiplier, if any, minimum interest rate (if any), maximum interest rate (if any), redemption provisions, if any, and Stated Maturity and with respect to which interest has been paid to the same date,
                              (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest
                              Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security.
                              Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                              Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged
                              Global Securities will, in accordance with CUSIP
                              Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Securities and an additional
                              Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities:                   Each Book-Entry Note will mature on a date not
                              less than nine months or more than 30 years after the settlement date for such Note. A
                              Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note.

Denominations:                Book-Entry Notes will be issued in principal
                              amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.
                              Global Securities representing one or more
                              Book-Entry Notes will be denominated in
                              principal amounts not in excess of $200,000,000.
                              If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global
                              Security, then one Global Security will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                     General.  Interest on each Book-Entry Note will
                              accrue from the Original Issue Date or the most recent Interest Payment Date to which interest has been paid on the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or Maturity; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such
                              Note is payable, will include interest accrued from but excluding the second preceding Regular
                              Record Date to and including the next preceding
                              Regular Record Date.  Standard & Poor's
                              Corporation will use the information received in the pending deposit message described under Settlement Procedure "C", below in order to include the amount of any interest payable and certain other information regarding the related
                              Global Security in the appropriate weekly bond report published by Standard & Poor's
                              Corporation.

                              Promptly after each Interest Determination Date for Floating Rate Notes, the Company will notify the Trustee, and the Trustee in turn will notify Standard & Poor's Corporation, of the interest rates determined on such Interest Determination Date.

Payments of Principal
  and Interest:               Payments of Interest Only.  Promptly after each
                              Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following
                              Interest Payment Date (other than an Interest
                              Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's
                              Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                              Payments at Maturity.  On or about the first
                              Business Day of each month, the Trustee will deliver to the Company, DTC and each of the Trustees a written list of principal and interest to be paid on each Global Security maturing in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                              Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice.

                              Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date.
                              The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its participants in accordance with its existing operating procedures. Neither the Company (either as issuer or as Paying Agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                              Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.


Settlement Procedures:        Settlement Procedures with regard to each
                              Book-Entry Note which will be registered in the name of the nominee of DTC (unless otherwise indicated in the applicable Pricing Supplement, "Cede & Co.") sold by the Company through an Agent, as agent, shall be as follows:

                              A. Such Agent will advise the Company by telex or facsimile of the following settlement information:

                                  1.   Principal amount of the Note (and, if
                                       multiple Notes are to be issued,
                                       denominations thereof).

                                  2.   Settlement date (Original Issue Date).

                                  3.   Stated Maturity.

                                  4.   Issue Price.

                                  5.   Trade Date.

                                  6.   Specified Currency and whether the
                                       option to elect payments in a Specified
                                       Currency applies and if the Specified
                                       Currency is not U.S. Dollars, the
                                       authorized denominations.

                                  7.   Interest rate:

                                       (a)   Fixed Rate Notes:

                                                 i)interest rate
                                                ii) overdue rate, if any

                                       (b)   Floating Rate Notes:

                                                 i) Interest Rate Basis (e.g.,
                                                    Commercial Paper Rate)
                                                ii) Initial Interest Rate
                                               iii) Spread or Spread
                                                    Multiplier, if any
                                                iv) Interest Reset Dates
                                                 v) Index Maturity
                                                vi) maximum and minimum
                                                    interest rates, if any
                                               vii) overdue rate, if any

                                       (c)   Currency Indexed Notes

                                             The applicable terms thereof

                                  8.   Interest Payment Date(s) and Interest
                                       Payment Period.

                                  9.   Optional Interest Reset Date, if any,
                                       and Subsequent Interest Period, if any.

                                  10.  Extension Period, if any, and Final
                                       Maturity Dates, if any.

                                  11. The date on or after which the Notes are redeemable at the option of the Company or repurchasable by the Company at the option of the holder, and additional redemption or repurchase provisions, if any.

                                  12.  Amortization schedule, if any.

                                  13.  Wire transfer information, if
                                       applicable.

                                  14.  Agents Commission (to be paid in the
                                       form of a discount from the proceeds
                                       remitted to the Company upon
                                       Settlement).

                                  15.  Whether such Book-Entry Note is issued
                                       at an original issue discount ("OID"),
                                       and, if so, the total amount of OID,
                                       the yield to maturity and the initial
                                       accrual period of OID.

                              B.  The Company will advise the Trustee by
                                  electronic transmission of the information set forth in Settlement Procedure "All above and the name of such Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture and
                                  (iii) upon authentication and delivery of such Global Security, the aggregate initial offering price of all Notes issued under the Indenture will not exceed $100,000,000 (except for Book-Entry Notes represented by Global Securities authenticated and delivered in exchange for or in lieu of Global Securities pursuant to the Indenture and except for Certificated Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Certificated Notes pursuant to any such Section).

                              C. The Trustee will assign a CUSIP number to the Global Security representing such Note and enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, such Agent and Standard & Poor's Corporation:

                                  1.   The applicable information set forth in
                                       Settlement Procedure "A".

                                  2.   Identification as a Fixed Rate
                                       Book-Entry Note or a Floating Rate
                                       Book-Entry Note.

                                  3.   Initial Interest Payment Date for such
                                       Note, number of days by which such date
                                       succeeds the related "DTC Regular
                                       Record Date" (which term means the
                                       Regular Record Date except in the case
                                       of floating rate notes which reset
                                       daily or weekly in which case it means
                                       the date 5 calendar days immediately
                                       preceding the Interest Payment Date)
                                       and amount of interest payable on such
                                       Interest Payment Date per $1,000 of
                                       principal amount of such Note.

                                  4. Frequency of interest payments (monthly, semiannually, quarterly, etc.).

                                  5.   CUSIP number of the Global Security
                                       representing such Note.

                                  6.   Whether such Global Security will
                                       represent any other BookEntry Note (to
                                       the extent known at such time).

                              D. Such Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser of the Note.

                                  Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                              E. The Trustee, as Trustee, will complete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

                              F. DTC will credit such Note to the Trustee's participant account at DTC.

                              G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement").

                              H. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and
                                  (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                              I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement date.

                              J. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G".

Settlement Procedures
  Timetable:                  For orders of Book-Entry Notes solicited by an
                              Agent, as agent, and accepted by the Company for settlement, Settlement Procedures "A" through
                              "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement.
Procedure                                    Time

                                  A          11:00 A.M. on the sale date
                                  B          12 Noon on the sale date
                                  C          2:00 P.M. on the sale date
                                  D          Day after sale date
                                  E          3:00 P.M. on day before
                                                Settlement date
                                  F          10:00 A.M. on Settlement date
                                  G-H        2:00 P.M. on Settlement date
                                  I          4:45 P.M. on Settlement date
                                  J          5:00 P.M. on Settlement date

                              If a sale is to be settled more than one
                              Business Day after the sale date, Settlement
                              Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the second Business Day before the Settlement date. Settlement Procedure "J" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement date.

                              If Settlement of a Book-Entry Note is
                              rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement date.

Failure to Settle:            If the Trustee has not entered an SDFS deliver
                              order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", then, upon written request (which may be effected by facsimile transmission) of the Company, the Trustee shall deliver to DTC, through DTC's Participant
                              Terminal System, as soon as practicable but no later than 2:00 P.M. on any Business Day, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                              Security, the Trustee will mark such Global
                              Security "canceled", make appropriate entries in the Trustee's records and send such canceled
                              Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                              If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System debiting such Book-Entry Note free to such Agent's participant account and crediting such Book-Entry Note free to the participant account of the Trustee and shall notify the Trustee and the Company thereof. Thereafter, the Trustee (i) will immediately notify the Company, once the Trustee has confirmed that such Book-Entry Note has been credited to its participant account, and the Company shall immediately transfer by Fed wire (immediately available funds) to such Agent an amount equal to the amount with respect to such Book-Entry Note which was previously sent by wire transfer to the account of the Company in accordance with Settlement Procedure "J", and
                              (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the Settlement date, if possible, and in any event not later than 5:00 P.M. on the following Business Day. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse the Agent on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee Not to
  Risk Funds:                 Nothing herein shall be deemed to require the
                              Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents, or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agents, or the purchaser shall be made only to such extent that funds are provided to the Trustee for such purpose. Similarly, nothing herein shall alter any duty, or limit or diminish any right or immunity, of the Trustee under the Indenture.


                                                                     EXHIBIT C



                              PURCHASE AGREEMENT


Illinois Central Railroad Company                        _______________, 19__
455 North Cityfront Plaza Drive
Chicago, Illinois  60611

Attention:  Treasurer

            The undersigned agrees to purchase the following principal amount of the Notes described in the Distribution Agreement dated May 1, 1995 (as it may be supplemented or amended from time to time, the "Distribution Agreement"):

Principal Amount                    [$]   ______________________________

Specified Currency:                       ______________________________

Indexed Currency:                         ______________________________

Interest Rate:                            ________%

Discount:                                 ________% of Principal Amount

Aggregate Price to be
  paid to Company
  (in immediately
  available funds):                 [$]   ______________________________

Settlement Date:                          ______________________________

Other Terms:                              ______________________________


            In the case of Notes issued in a foreign currency or currency unit, unless otherwise specified below, settlement and payments of principal and interest will be in U.S. dollars based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency.

            Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 6 and Section 7 thereof. Our obligation hereunder is subject to the conditions set forth in Section 5 of the Distribution Agreement and to the further condition that we shall receive
(a) the opinions required to be delivered pursuant to Section 5(e) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 5(f) of the Distribution Agreement, (c) the letter referred to in
Section 5(g), in each case dated as of the above Settlement Date and (d) and such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

            In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company, other than borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper or other issuances of Notes.

            We may terminate this Agreement, in our absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities, if prior to that time (a) a downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (b) any such organization shall have publicly announced that is has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, (c) trading in securities generally on the New York Stock Exchange, The American Stock Exchange, the Chicago Board Options Exchange or the over-the-counter market shall have been suspended or materially limited or minimum prices shall have been established on one or more of such exchanges or such market by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (d) a banking moratorium shall have been declared by United States federal or New York State authorities, (e) the United States shall have become engaged in hostilities or there shall have been an escalation in hostilities involving the United States or a declaration of a national emergency or war shall have been made by the United States, (f) there shall have been such a material adverse change in national or international political, financial or economic conditions, national or international equity markets or currency exchange rates or controls as to make it, in the judgment of the Agents, inadvisable or impracticable to proceed with the payment for and delivery of the Notes, or (g)(i) the Company or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

            This Agreement shall be governed by and construed in accordance with the laws of New York.


[Insert name of Agent(s]]


By _________________________
   [Title]


Accepted:                 19__

Illinois Central Railroad Company


By _________________________
   [Title]


                                                                     EXHIBIT D



                     [FOREIGN CURRENCY] [INDEXED NOTE]
           AMENDMENT NO. ____________ TO DISTRIBUTION AGREEMENT,
                    DATED ________ __, 1995, AS AMENDED


[Insert Title of Foreign Currency and, in the case of Indexed Notes, the Indexed Basis]

            The undersigned hereby agree that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the "Specified Currency") (and indexed to [title of index basis] (the "Index Basis")] pursuant to the Distribution Agreement, dated _________, 1995 as it may be amended (the "Distribution Agreement"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Specified Currency [and indexed to the Index Basis], whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the Specified Currency.

            Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The term[s] Agent [or Agents], as used in the Distribution Agreement, shall be deemed to refer [only] to the undersigned Agent[s] for purposes of this Amendment.

            [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, etc.]



_______________, 19__

Illinois Central Railroad Company


By_________________________
  Name:
  Title:

[Name(s) of Agent(s) participating in the offering of Notes in the Specified Currency]


By_________________________
  Name:
  Title: